AMERICAN SPECTRUM REALTY, INC.
5850 San Felipe, Suite 450
Houston, TX 77057

Dear Stockholder:

On behalf of the Board of Directors of American Spectrum Realty, Inc., a Maryland corporation (the "Company"), I cordially invite you to attend the Company's 2005 Annual Meeting of Stockholders, which will be held on Friday, May 5, 2006, at 9 a.m., local time, at the office of the Company at 5850 San Felipe, Suite 450, Houston, Texas.

The attached Proxy Statement describes in detail the following matters expected to be acted upon at the Annual Meeting: the election of six nominees for directors of the Company, the ratification of the selection of Hein & Associates, LLP, as the Company's independent auditors, and an amendment to our Articles to remove certain stock ownership restrictions. At the Annual Meeting, we will also report on the Company's progress and respond to any questions that you may have about the Company's business.

We sincerely hope that you will be able to attend and participate in the Company's Annual Meeting of Stockholders. Whether or not you plan to come to the Annual Meeting, however, it is important that your shares be represented and voted at the meeting. You may vote your shares by completing the accompanying proxy card, by a telephone proxy authorization, or by authorizing a proxy electronically via the Internet. Please see the instructions on the accompanying proxy card for details on telephone and electronic proxy voting.

Your vote is particularly important at this Annual Meeting, since approval of the amendment to our Articles requires the affirmative vote of 66-2/3% of all outstanding shares.

BY RETURNING YOUR PROXY (EITHER BY SIGNING, DATING AND RETURNING THE ACCOMPANYING PAPER PROXY CARD, BY A TELEPHONE PROXY AUTHORIZATION OR BY AUTHORIZING A PROXY ELECTRONICALLY VIA THE INTERNET) YOU AUTHORIZE MANAGEMENT TO REPRESENT YOU AND VOTE YOUR SHARES ACCORDING TO YOUR INSTRUCTIONS. SUBMITTING YOUR PROXY NOW WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE ANNUAL MEETING, BUT WILL ASSURE THAT YOUR VOTE IS COUNTED IF YOU ARE UNABLE TO ATTEND.

Sincerely,

William J. Carden Chairman of the Board

Houston, Texas
March __, 2006

AMERICAN SPECTRUM REALTY, INC.
5850 San Felipe, Suite 450
Houston, Texas 77057

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on Friday, May 5, 2006

To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of American Spectrum Realty, Inc., a Maryland corporation (the "Company"), will be held on Friday, May 5, 2006, at 9 a.m., local time, at the office of the Company located at 5850 San Felipe, Suite 450, Houston, Texas.

At the Annual Meeting, stockholders will be asked:

1.	To elect six directors to serve until the Company's next Annual Meeting of Stockholders and until their successors are duly elected and qualify.

2.	To ratify the selection of Hein & Associates, LLP, as the Company's independent auditors for the fiscal year ending December 31, 2006.

3.	To approve an amendment to the Company’s Articles of Incorporation to eliminate stock ownership restrictions.

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof and may properly be voted upon.

The Board of Directors of the Company has fixed the close of business on March 15, 2006, as the record date (the "Record Date") for the determination of stockholders of record entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. Stockholders of record as of the Record Date will be admitted to the Annual Meeting upon presentation of identification. Stockholders who own shares of Common Stock beneficially through a bank, broker or other nominee will be admitted to the Annual Meeting upon presentation of identification and proof of ownership or a valid proxy signed by the record holder. A recent brokerage statement or letters from a bank or broker are examples of proof of ownership. If you own shares of the Company's Common Stock beneficially, you should contact your broker or applicable agent in whose name the shares are registered to obtain a broker's proxy and bring it to the Annual Meeting in order to vote.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE RETURN YOUR PROXY (EITHER BY SIGNING, DATING AND RETURNING THE ACCOMPANYING PAPER PROXY CARD, BY TELEPHONE PROXY AUTHORIZATION, OR BY AUTHORIZING A PROXY ELECTRONICALLY VIA THE INTERNET) AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING.

EVEN IF YOU HAVE SUBMITTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

By Order of the Board of Directors

G. Anthony Eppolito, Secretary

Houston, Texas
March __, 2006

AMERICAN SPECTRUM REALTY, INC.
5850 San Felipe, Suite 450
Houston, Texas 77057

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
May 5, 2006

General

This Proxy Statement is provided to the stockholders of American Spectrum Realty, Inc., a Maryland corporation (the "Company"), in order to solicit proxies, in the form enclosed, for use at the Annual Meeting of Stockholders of the Company to be held on Friday, May 5, 2006, at 9 a.m., local time, at 5850 San Felipe, Suite 450, Houston, Texas, and any adjournments or postponements thereof (the "Annual Meeting"). The Board of Directors (the "Board") knows of no matters to come before the Annual Meeting other than those referred to in this Proxy Statement. This Proxy Statement and the enclosed form of proxy are being mailed to stockholders on or about March __, 2006.

Solicitation

This solicitation is made by mail on behalf of the Board of Directors of the Company. Costs of the solicitation will be borne by the Company. Further solicitation of proxies may be made by telephone, telegraph, fax or personal interview by the directors, officers and employees of the Company, who will not receive additional compensation for the solicitation. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to their customers or principals who are the beneficial owners of shares of the Common Stock, par value $.01 per share (the "Common Stock"), of the Company.

Voting Procedures

Only those holders of Common Stock of record as of the close of business on March 15, 2006 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. Each share of Common Stock entitles its holder to one vote. Cumulative voting of shares of Common Stock is not permitted. A total of _______ shares of Common Stock were issued and outstanding as of the Record Date.

The presence of the holders of shares representing a majority of the outstanding shares of Common Stock entitled to vote, whether in person or by proxy, is necessary to constitute a quorum to transact business at the Annual Meeting. Abstentions and broker non-votes (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote on a matter on which the brokers or nominees do not have discretionary power to vote) are treated as present for purposes of determining the existence of a quorum. Directors are elected by a plurality of the votes cast. For purposes of the election of directors, abstentions will have no effect on the result of the vote. The ratification of the selection of Hein & Associates, LLP, as the Company's independent auditors for fiscal year ending December 31, 2006, requires a majority of the votes cast at the Annual Meeting. The approval of the amendment to the Company’s Articles of Incorporation to eliminate stock ownership restrictions requires an affirmative vote of 66-2/3% of the Company’s outstanding shares; abstentions will, therefore, have the same effect as a negative vote on this proposal. It is expected that brokers will have discretionary power to vote on each of the proposals with the exception of the approval of the amendment to the Company’s Articles of Incorporation.

Shares represented by properly executed proxies in the form enclosed that are timely received by Mellon Investor Services, as the Tabulator for the Company, and not revoked will be voted as instructed on the proxy. If instructions are not given on a properly executed and returned proxy, the shares represented thereby will be voted (i) FOR the election of each of the six nominees for director, (ii) FOR the ratification of the selection of Hein & Associates, LLP to serve as independent auditors of the Company, and (iii) FOR the proposed amendment to the Company’s Articles of Incorporation to eliminate stockownership restrictions. If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy to vote such proxies in accordance with their discretion. In order to be voted, each proxy must be filed with the Secretary of the Company prior to voting.

Revocability of Proxies

Stockholders may revoke a proxy at any time before the proxy is voted. This may be done by filing a notice of revocation of the proxy with the Secretary of the Company, by filing a later-dated proxy with the Secretary of the Company, or by voting in person at the Annual Meeting.

Background

Substantially all of the Company's assets are held through an operating partnership (the "Operating Partnership") in which the Company holds a .97% general partner interest and an 85.71% limited partner interest as of February 28, 2006. Holders of limited partnership units in the Operating Partnership ("OP Units") have the proportionate rights to distributions as they would as holders of the Common Stock issuable upon redemption of their OP Units, subject to legal restrictions on distribution. These holders also have the right to have their OP Units redeemed by the Operating Partnership and to receive, at the Company's option, in exchange for each four OP Units, either one share of Common Stock or cash equal to the fair market value of one share of Common Stock at the date of exchange, but no fractional shares will be issued.

In October 2001, the Company issued shares of Common Stock and OP Units to various individuals and entities in exchange for certain real property and operating assets (the "Consolidation") and commenced operations.

PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS

Stockholders will be asked at the Annual Meeting to elect six directors, who will constitute the full Board of Directors. Each elected director will hold office until the next Annual Meeting of Stockholders or until the director's successor is duly elected and qualifies. If any nominee becomes unavailable to serve for any reason, an event the Company does not anticipate, solicited proxies will be voted for the election of the person, if any, designated by the Board to replace that nominee.

Stockholders may withhold authority to vote for either (i) the entire slate of nominated directors by checking the box marked WITHHOLD AS TO ALL on the proxy card, or (ii) for any one or more individual nominees, by checking the box marked FOR ALL EXCEPT on the proxy card and writing the name of individual nominees in the space provided on the proxy card. Instructions on the accompanying proxy card that withhold authority to vote for one or more of the nominees will cause any such nominee to receive fewer votes.

The following six persons have been selected by the Nominating/Corporate Governance Committee of the Board as nominees for election to the Board of Directors:

Timothy R. Brown William J. Carden John F. Itzel	John N. Galardi William W. Geary, Jr. Presley E. Werlein, III

Five of the six nominees are incumbent directors. The following is information concerning the new nominee:

Presley E. Werlein, III (age 59) – Mr. Werlein is a shareholder in Werlein & Harris, P.C., a certified public accounting firm in Houston, Texas. He serves as President and Chief Executive Officer of Noise Reduction Technologies, Inc., a holding company that owns Executive Wall Concepts, Inc., which is a specialty subcontractor specializing in acoustical fabric panels. Mr. Werlein previously served as President of Archoustics South, Inc., a distributor of Logison sound masking systems. Mr. Werlein is a Certified Public Accountant and holds a Bachelor of Business Administration in Accounting from the University of Texas in Austin, Texas.

The Company has not paid any third parties to assist in the process of identifying or evaluating candidates for the Board, and it has not rejected any candidates put forward by any stockholder or group of stockholders owning more than 5% of the Company’s stock. The Board knows of no reason why any of these nominees would be unable to serve, but in the event any nominee is unable to serve or for good cause will not serve, the proxies received indicating a vote in favor of such nominee will be voted for a substitute nominee as the Board may recommend. Information concerning the directors is set forth under “Board of Directors and Executive Officers”.

Required Vote

A plurality of the votes cast at the Annual Meeting is required to elect a director.

The Board of Directors recommends a vote FOR each of the named nominees.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

The following table sets forth certain information concerning the directors and executive officers of the Company as of February 28, 2006:

NAME	POSITION	AGE	APPROXIMATE TIME IN OFFICE
William J. Carden	Chairman of the Board, Chief Executive Officer and President Acting Chief Financial Officer	61	Since 2000 Since 2002
G. Anthony Eppolito	Vice President, Treasurer and Secretary	38	Since January 2006
Richard M. Holland	Vice President	52	Since January 2006
Timothy R. Brown	Director	59	Since 2000
Lawrence E. Fielder	Director	67	Since 2000
John N. Galardi	Director	68	Since 2003
William W. Geary, Jr.	Director	63	Since 2000
John F. Itzel	Director	59	Since 2003

William J. Carden - Mr. Carden is Chairman of the Board, Chief Executive Officer and President (positions he has held since the formation of the Company) and Acting Chief Financial Officer (since August 2002) of the Company. He received an accounting degree from Long Beach State.

G. Anthony Eppolito – Mr. Eppolito was appointed Vice President, Treasurer and Secretary in January 2006. Mr. Eppolito has been with the Company since inception and has served as Controller for the Company since November 2004. He served as Assistant Controller from March 2002 thru October 2004. Mr. Eppolito holds a Bachelor of Business Administration in Accounting from Texas A&M University in College Station, Texas and is Certified Public Accountant.

Richard M. Holland – Mr. Holland was appointed Vice President in January 2006. Mr. Holland has served as Director of Leasing for the Company since October 2002. Mr. Holland’s experience includes in excess of twenty years of leasing experience with a wide variety of tenants and has a broad knowledge of office, industrial and retail properties. Mr. Holland holds a Bachelor of Business Administration in Marketing from the University of Houston in Clear Lake, Texas and has held a Texas Real Estate Broker’s license since 1981. Mr. Carden is the uncle of Mr. Holland.

Timothy R. Brown - Mr. Brown is a director of the Company and has been a Partner in the law firm of Thompson & Knight L.L.P. since 1999. Prior to that he was a founder and Partner of Brown, Parker & Leahy L.L.P. He received his B.A. from Stanford University and his JD from the University of Texas School of Law. Mr. Brown is Chairman of the Company’s Compensation Committee and a member of the Nominating/Corporate Governance Committee.

Lawrence E. Fielder - Mr. Fiedler is a director of the Company and has served as President of JRM Development Enterprises, Inc. and its affiliated companies since 1987. These companies have developed, acquired, managed and leased retail, residential and commercial properties throughout the United States. In addition, Mr. Fiedler has been an Adjunct Professor at the New York University Real Estate Institute since 1979. Mr. Fiedler received a Bachelor of Sciences degree from Syracuse University, an LLB from New York University School of Law and an LLM from New York University School of Law in Taxation. Mr Fieldler is Chairman of the Company's Audit Committee and a member of its Compensation and Nominating/Corporate Governance Committees. Mr. Fielder is retiring from service as a director and is not a nominee for re-election.

John N. Galardi – Mr. Galardi is a director of the Company. Mr Galardi has been the Chairman and Chief Executive Officer of Galardi Group, Inc., a privately-held franchising company encompassing more than 350 restaurants, most prominent among them is the Wienerschnitzel chain, since 1964. Mr. Galardi has been a director of CGS Real Estate Company, Inc. ("CGS") since 1989. He previously served as a member of the Boards of BCT International, Inc. in Fort Lauderdale, Florida and Renovar Energy Corporation in Midland, Texas. He previously served on the Board of Advisors of National Bank of Southern California and Marine National Bank. Mr. Galardi attended Southwest Baptist University in Missouri.

William W. Geary, Jr. - Mr. Geary is a director of the Company and has served as the President of Carlsberg Management Company, a real estate development company, since February 1986. Mr. Geary received his M.B.A. and B.S. degrees from Northwestern University in Chicago, Illinois. Mr. Geary holds the designations of Charter Financial Analyst, Certified Property Manager (CPM), Specialist in Real Estate Securities (SRS) and the Certified Commercial-Investment Member (CCIM). He is a Member of Los Angeles Society of Security Analysts. Mr. Geary is a member of the Company’s Audit, Compensation and Nominating/Corporate Governance Committees.

John F. Itzel – Mr. Itzel is a director of the Company. Mr. Itzel managed a large real estate portfolio for Pacific Gulf Properties, a real estate investment trust located in Newport Beach, California from 1995 until November 2000. Prior to 1995, Mr. Itzel was a banker with a specialty in major real estate loans. Commencing January 2001, Mr. Itzel became a commercial real estate broker. In January 2003, he became a principal in the Newport Beach office of Bond Street Capital, a national commercial mortgage lender. He received a BA in economics from California State University and is a licensed California Real Estate Broker. Mr. Itzel is a member of the Company's Audit, Compensation and Nominating/Corporate Governance Committees.

The Company has adopted Standards of Business Conduct, a copy of which is available on the Company’s website: www.americanspectrum.com, which are applicable to its executive officers and directors.

Information on Meetings and Committees of the Board of Directors

In 2002, the Board established an Audit Committee and a Compensation Committee and in January 2003 established a Nominating/Corporate Governance Committee. During 2005, the Board held five meetings. During 2005, the Audit Committee held four meetings, the Compensation Committee held one meeting and the Nominating Committee held one meeting. All directors attended at least 75% of the meetings of the Board and the committees of which they are members.

Audit Committee

The Audit Committee is composed of Mr. Fiedler, Mr. Geary and Mr. Itzel. Each of the members of the Audit Committee is independent within the meaning of the listing standards of the American Stock Exchange ("Amex"). The Board has determined that Mr. Fiedler is an audit committee financial expert within the meaning of the rules of the Securities and Exchange Commission. In 2005, the Audit Committee held regular and quarterly meetings throughout the year. The Audit Committee has the authority, among other things, to appoint and dismiss the Company's independent auditors, discuss the scope and results of the audit with the independent auditors, review with management and the independent auditors the Company's interim and year-end operating results, consider the adequacy of the Company's internal accounting controls and audit procedures and review non-audit services to be performed by the independent auditors.

Report of the Audit Committee

The Audit Committee is composed of three directors, acts under the written charter adopted and approved by the Board, and is independent, within the meaning of the listing standards of the Amex. A copy of the charter can be found on the Company’s website at www.americanspectrum.com. The Audit Committee members do not serve as professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and the independent auditors. The Committee assists the Board in its oversight of the Company's financial reporting process and selects the independent auditors. The Committee receives information from, consults with, and provides its views and direction to, management and the independent auditors on the basis of the information it receives and the experience of its members in business, financial and accounting matters.

Management has the primary responsibility for the financial statements and the reporting process. The independent auditors are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles. The Audit Committee reviews the Company's financial reporting process on behalf of the Board.

In this context, the Audit Committee (i) appointed the independent auditors (see Proposal Number Two—Ratification of Selection of Independent Auditors) and (ii) reviewed and discussed with management and BDO Seidman, LLP the Company's audited financial statements for 2005. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) and has received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and discussed with them their independence from the Company and its management. Further, the Audit Committee has considered whether the independent auditors' provision of certain non-audit services, namely tax return preparation, to the Company is compatible with the auditor's independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report filed with the Securities and Exchange Commission on Form 10-K for 2005.

Respectfully submitted,

AUDIT COMMITTEE
Lawrence E. Fiedler, Chairman
William W. Geary, Jr.
John F. Itzel

Compensation Committee

The Compensation Committee was established by the Board in 2002 and is composed of Mr. Brown, Mr. Fiedler and Mr. Geary. No member of the Compensation Committee has served as an officer of the Company or any of its subsidiaries. The Compensation Committee has the authority to renew and approve salary arrangements, including grants of annual incentive awards for the Company's directors, officers and other employees, adopt and amend employment agreements for its officers and other employees, and administer the Company's stock plan.

Compensation Committee Report on Executive Compensation

Until November 2002, all compensation matters, review of employment agreements and the awarding of shares and options were considered by the full Board. In 2002, the Board established a Compensation Committee. The Board and the Compensation Committee believe that the compensation program for the Company's executive officers should reflect the Company's performance and the value created for the Company's stockholders. In 2001, the Company commissioned an independent compensation study and looked to surveys and to other publicly available information to ensure that the Company's executive compensation is comparable to that of similarly situated companies within and outside of the real estate industry. During 2003 the Compensation Committee reviewed all of the executive officers’ salaries utilizing salary surveys purchased by the Company.

The compensation opportunities for the executive officers are intended to attract, motivate and retain talented executives and to ensure continuity and stability of management. As presently in place, the annual compensation program for executive officers includes: 1) an annual base salary that is competitive with the market and reflects individual performance, 2) a cash bonus based on the individual's achievement of performance goals and criteria to be established in the discretion of the Compensation Committee, and 3) long-term stock-base incentive awards, such as the restricted stock and options to purchase stock which were granted during 2001 and 2002. In making compensation decisions, the Board has considered, and the Compensation Committee has considered and will consider, such factors as the specific performance of the Company, the respective executive officer and the overall compensation of all of its executives.

In 2001, the management of the Company commissioned a comprehensive study related to board and officer compensation, which was used as a basis to negotiate the terms and provisions of the initial employment agreements for the executive officers. The salaries, bonuses and long-term stock-based incentives of the executive officers, as set forth in their respective employment agreements, and as otherwise determined, are intended to recognize the contributions of each executive officer in connection with the Consolidation transaction, the Company's commencement of operations as a public company and the ongoing obligations of the executive officers.

Respectfully submitted,

COMPENSATION COMMITTEE
Timothy R. Brown
Lawrence E. Fiedler
William W. Geary, Jr., Chairman
John F. Itzel

Nominating Committee

The Nominating/Corporate Governance Committee (the “Nominating Committee”) was established by the Board in 2003 and is composed of Mr. Brown, Mr. Fielder, Mr. Geary and Mr. Itzel, each of whom is independent within the meaning of the listing standards of the Amex. The Nominating Committee has a charter, a copy of which can be found on the Company’s website at www.americanspectrum.com. The Nominating Committee selects or recommends that the Board select all candidates for all directorships and will consider candidates put forward by stockholders, who should follow the procedures set forth below under “Stockholder Proposals for the Company’s 2007 Annual Meeting.” In identifying candidates for membership on the Board of Directors, the Nominating Committee takes into account all factors it considers appropriate, which may include ensuring that the Board of Directors, as a whole, consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise, local or community ties and minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially. The Nominating Committee also may consider the extent to which the candidate would fill a particular need on the Board.

Compensation of Directors

Each non-employee director receives $12,000 annually for serving on the Board, $1,000 for each meeting attended in person and $500 for each telephonic meeting in which the director participates, including any committee meetings. A director may elect to receive the fee in cash or in Common Stock valued at its then fair market value. Each director is also reimbursed for travel expenses for attending meetings. Pursuant to the Company's Omnibus Stock Incentive Plan (the "Plan"), each non-employee director on the board as of the Consolidation was granted (i) an option to purchase 1,250 shares of Common Stock upon the completion of the Consolidation in October 2001, at an exercise price of $60.00 per share, which was the amount at which shares of Common Stock were valued for purposes of the Consolidation (the "Exchange Value"), (ii) an option to purchase 1,250 shares six months after the Consolidation at an exercise price of $27.16 per share, the fair market value on the date of such grant, and (iii) an option to acquire 1,250 shares of Common Stock upon his election as a director in November 2002 at an exercise price of $20.12, the fair market value on the date of such grant. The board members first elected to the board on May 7, 2003, Mr. Galardi and Mr. Itzel, were each granted an option to acquired 2,500 shares of Common Stock on such date at an exercise price of $12.20, the fair market value on the date of such grant. The directors reelected on May 7, 2003, Mr. Brown, Mr. Fiedler and Mr. Geary, were granted each an option to acquire 1,250 shares of Common Stock on such date at an exercise price of $12.20. The directors reelected on April 28, 2004, Mr. Brown, Mr. Fiedler, Mr. Geary, Mr. Galardi and Mr. Itzel, were granted each an option to acquire 1,250 shares of Common Stock on such date at an exercise price of $11.16. The directors reelected on May 6, 2005, Mr. Brown, Mr. Fiedler, Mr. Geary, Mr. Galardi

and Mr. Itzel, were granted each an option to acquire 1,250 shares of Common Stock on such date at an exercise price of $8.10. As an incentive for continued service, each non-employee director duly elected at the 2006 Annual Meeting of the Stockholders will be entitled to an annual option to acquire an additional 1,250 shares of Common Stock. The exercise price will be at the fair market value on the date of the 2006 Annual Meeting.

Executive Compensation

The following table sets forth, in summary form, the compensation paid by the Company to its Chief Executive Officer and all other executive officers of the Company (the "Named Executive Officers") whose total annual salary and bonus equaled or exceeded $100,000 for services rendered to the Company in all capacities for the last three completed fiscal years.

SUMMARY COMPENSATION TABLE

					Long Term Compensation

	Annual Compensation				Awards

Name and Principal Position Held During 2005	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)

William J. Carden	2005	493,203	–	–	–	–
Chief Executive Officer	2004	508,142	–	–	–	–
	2003	484,153	–	–	–	–

Patricia A. Nooney (1)	2005	201,274	–	–	–	–
Chief Operating Officer	2004	208,561	35,000	–	–	–
	2003	180,962	10,000	–	–	–

(1) Ms. Nooney’s employment by the Company ceased as of January 27, 2006. Ms. Nooney holds 1,125 vested stock options, which are exercisable within 90 days of January 27, 2006.

STOCK OPTION GRANTS IN 2005

There were no stock options granted to the Named Executive Officers during 2005. The Company has not granted any SARs (stock appreciation rights). See Compensation Table above for information concerning grants of restricted stock.

AGGREGATED OPTION EXERCISES IN 2005
AND YEAR-END OPTION VALUES

     The following table sets forth information regarding each exercise of stock options as of December 31, 2005 by the Named Executive Officers and the year-end value of unexercised options held by such persons.

			Number of Securities Underlying Unexercised Options/SARs at 12/31/05	Value of Unexercised In-the-Money Options/SARS at 12/31/05
Name	Shares Acquired On Exercise (#)	Value Realized ($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable

William J. Carden	–	–	6,250/0	–
Patricia A. Nooney	–	–	1,125/0	–

Employment Agreements

The Company has entered into employment agreements with Mr. Carden and Ms. Nooney. The employment agreements for the Named Executive Officers provide for an annual base salary and for severance compensation in the event of a termination of employment without cause.

Effective October 15, 2001, the Company and Mr. Carden entered into a three year employment agreement, which expired in 2004. Under this agreement Mr. Carden was entitled to an annual base salary of $482,000 and an annual incentive bonus, which was determined at the discretion of the Board or the Compensation Committee. Mr. Carden continues to receive an annual base salary of $482,000.

Effective April 16, 2002, the Company and Ms. Nooney entered into a one year employment agreement. After the initial term, the agreement automatically renewed for additional one-year periods. Under the agreement, Ms. Nooney was entitled to an annual base salary of $125,000, which increased to $175,000 in January 2002 upon her election as Treasurer and entitled her to an annual incentive bonus at the discretion of the Board or the Compensation Committee. In October, 2003, the agreement was amended to reflect her position as Chief Operating Officer of the Company, to increase her annual base salary to $200,000, and to extend her employment agreement for one additional year. The agreement was subject to renewals for additional one-year periods. Ms. Nooney’s employment with the Company ceased January 27, 2006.

Stock Incentive Plan

The Board adopted the Omnibus Stock Incentive Plan in July 2001 and believes that the Plan is in the best interests of the Company and will enable it to attract and retain highly qualified executive officers, directors and employees. All of the options and restricted stock described above were granted under the Plan.

The Plan is administered by the Compensation Committee and provides for the granting of options, stock appreciation rights, restricted stock and performance units and shares, as may be determined by the Board. Under the Plan, up to a total of 180,000 shares of the Company's Common Stock may be issued to executive officers, directors or other key employees of the Company. Options to acquire Common Stock are expected to be in the form of incentive and non-qualified stock options and are exercisable for up to ten years following the date of the grant. The Board will set the exercise price of each option, but the Plan requires that the exercise price per share equal or exceed the fair market value of the Company's Common Stock on the grant date.

PERFORMANCE GRAPH

The following graph is a comparison of the 49 month cumulative stockholder total return on the Common Stock from November 20, 2001, the first day the Common Stock was traded on the American Stock Exchange (“Amex”), through December 31, 2005, to the cumulative total return on the Amex Stock Market (U.S.) Index and the NAREIT Equity Index. The graph assumes an investment of $100 in the Common Stock and each of the indices at the close of business on November 20, 2001, the first trading day for the Common Stock, and that all dividends were reinvested. The return shown on the graph in not necessarily indicative of future performance.

	11/20/01	12/01	3/02	6/02	9/02	12/02	3/03	6/03	9/03	12/03	3/04	6/04	9/04	12/04	3/05	6/05	9/05	12/05

AMERICAN SPECTRUM REALTY, INC	100.00	53.38	51.50	57.06	46.52	35.41	26.46	30.12	28.65	28.98	25.54	16.34	16.69	19.94	17.20	16.63	20.88	32.46
AMEX MARKET VALUE (U.S.)	100.00	108.01	113.99	100.14	90.16	92.23	90.17	108.59	117.47	131.69	142.37	138.24	137.68	156.26	155.14	159.60	171.20	173.23
NAREIT EQUITY	100.00	108.07	116.99	122.86	111.74	112.20	112.96	127.77	139.86	153.87	172.36	162.34	175.70	202.45	188.18	215.37	223.62	227.08

SECURITY OWNERSHIP OF
MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table provides information regarding the beneficial ownership of Common Stock as of February 28, 2006, by (i) each of the Company's directors and nominees, (ii) each of the executive officers, (iii) all directors, nominees and executive officers as a group and (iv) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. This table is based on information provided to the Company or filed with the SEC by the Company's directors, nominees, executive officers and principal stockholders. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

NAME OF BENEFICIAL OWNER (1)	NUMBER OF SHARES OF COMMON STOCK (2)	PERCENTAGE OF OUTSTANDING COMMON STOCK (3)

William J. Carden (4)	513,623	32.2%
John N. Galardi (5)	461,941	31.0%
Timothy R. Brown (6)	17,502	1.3%
Lawrence E. Fiedler (7)	7,812	*
William W. Geary, Jr. (8)	6,562	*
John F. Itzel	5,312	*
Presley E. Werlein, III	–	–
Richard M. Holland	–	–
G. Anthony Eppolito	–	–

All Directors, Nominees	756,631	46.8%
and Executive Officers as a Group
(9 persons) (9)

John V. Winfield (10)	154,475	11.1%

*Less than 1%

(1) Except as specifically noted in the footnotes below, the address of each of the named beneficial owners is c/o American Spectrum Realty, Inc., 5850 San Felipe Road, Suite 450, Houston, Texas 77057.

(2) For each beneficial owner, includes Common Stock subject to options or conversion rights exercisable, respectively, within 60 days of February 28, 2006. Includes, as to Mr. Carden and Mr. Galardi, Common Stock issuable upon exchange of Operating Partnership Units.

(3) The percentage ownership is based on 1,393,026 outstanding shares of Common Stock as of February 28, 2006 as well as shares deemed outstanding pursuant to Rule 13d-3(d)(1) under the Exchange Act.

(4) Includes 230,682 shares of Common Stock and 166,682 shares of Common Stock issuable on exchange of Operating Partnership Units owned by Mr. Carden and the persons or entities listed as follows: (i) 19,600 shares issuable upon exchange of Operating Partnership Units owned by trusts for the benefit of Mr. Carden's children, as to which Michael L. Matkins is trustee, (ii) 69,313 shares of Common Stock and 40,066 shares issuable upon exchange of Operating Partnership Units owned by Mr. Carden's spouse, (iii) 1,000 shares owned by a trust for the benefit of Mr. Carden’s daughter, as to which Mr. Brown is the trustee, (iv) 11,382 shares issuable upon exchange of Operating Partnership Units owned by a limited partnership controlled by Mr. Carden, (v) 160,369 shares of Common Stock and 95,634 shares issuable upon exchange of Operating Partnership Units owned by companies controlled by Mr. Carden. Certain shares may be deemed to be beneficially owned by Mr. Carden and may also be deemed to be beneficially owned by Mr. Galardi. and (vi) 6,250 shares of Common Stock which Mr. Carden has the right to acquire upon the exercise of stock options within sixty days of February 28, 2006. Mr. Carden disclaims beneficial ownership of the shares and Operating Partnership Units held by his spouse and trusts for his children.

In addition, includes 30,261 shares of Common Stock which Mr. Carden has the right to acquire pursuant to a Put and Call Agreement entered into on October 4, 2001, which provided, among other things, for an option by Mr. Carden and others to purchase 100,000 shares of Common Stock on November 20, 2002, at $66.00 per share and for an option by the holders of such 100,000 shares to sell such shares to Mr. Carden and others on November 20, 2002, at $54.00 per share. The holders of such shares have elected to exercise their option to sell 92,761 such shares to Mr. Carden at $54.00 per share (7,239 of such shares having been previously purchased by Mr. Carden). In July 2003, Mr. Carden purchased 62,500 of such shares and subsequently agreed to purchase the remainder of such shares by July 6, 2006.

(5) Mr. Galardi's address is 39590 Highway 82, Aspen, CO 81611. Includes 201,992 shares of Common Stock and 1,134 shares issuable upon exchange of Operating Partnership Units owned by Mr. Galardi. Also includes 160,369 shares of Common Stock and 95,634 shares issuable upon exchange of Operating Partnership Units owned by companies in which Mr. Galardi owns a significant interest. Certain shares may be deemed to be beneficially owned by Mr. Galardi and may also be deemed to be beneficially owned by Mr. Carden. Includes 2,812 shares which Mr. Galardi has the right to acquire upon the exercise of stock options within sixty days of February 28, 2006.

(6) Mr. Brown's address is 333 Clay Street, Suite 3300, Houston, Texas 77002. Includes 1,250 shares of Common Stock held in an IRA and 6,989 shares held in a trust in which Mr. Brown is trustee, each reported as indirectly beneficially owned by Mr. Brown. Includes 2,701 shares of Common Stock held in the name of Timothy R. Brown, PC, as nominee for some of the former partners of Brown, Parker & Leahy. Mr. Brown is the beneficial owner of 8.38% of the 2,701 shares after payment of certain debts. Also includes 6,562 shares of Common Stock which Mr. Brown has the right to acquire upon the exercise of stock options within sixty days of February 28, 2006.

(7) Mr. Fiedler's address is 156 West 56th Street, Suite 1101, New York, New York 10019. Includes 1,250 shares of Common Stock held in a trust of which Mr. Fiedler is the trustee and 6,562 shares of Common Stock which Mr. Fiedler has the right to acquire upon the exercise of stock options within sixty days of February 28, 2006.

(8) Mr. Geary's address is 6171 West Century Boulevard, Suite 100, Los Angeles, California 90045. Includes 6,562 shares of Common Stock which Mr. Geary has the right to acquire upon the exercise of stock options within sixty days of February 28, 2006.

(9) Includes (i) 19,600 shares issuable upon exchange of Operating Partnership Units owned by trusts for the benefit of Mr. Carden's children, as to which Michael Matkins is trustee, (ii) 69,313 shares of Common Stock and 40,066 shares issuable upon exchange of Operating Partnership Units owned by Mr. Carden's spouse, (iii) 1,000 shares owned by a trust for the benefit of Mr. Carden’s daughter, as to which Mr. Brown is the trustee, (iv) 11,382 shares issuable upon exchange of Operating Partnership Units owned by a limited partnership controlled by Mr. Carden, (v) 160,369 shares of Common Stock and 95,634 shares issuable upon exchange of Operating Partnership Units owned by companies controlled by Mr. Carden and in which Mr. Galardi owns a significant interest, (vi) 1,134 shares issuable upon exchange of Operating Partnership units owned by Mr. Galardi; (vii) 1,250 shares held in a trust of which Mr. Fiedler is the trustee; (viii) 1,250 shares held in an IRA and 6,989 shares held in a trust in which Mr. Brown is trustee, each reported as indirectly beneficially owned by Mr. Brown and (ix) 2,701 held in the name of Timothy R. Brown, PC, as nominee for some of the former partners of Brown, Parker and Leahy. Includes 23,623 shares of Common Stock which certain executive officers and directors have the right to acquire upon the exercise of stock options within sixty days of February 28, 2006.

In addition, includes 30,261 shares of Common Stock which Mr. Carden has the right to acquire pursuant to a Put and Call Agreement entered into on October 4, 2001, which provided, among other things, for an option by Mr. Carden and others to purchase 100,000 shares of Common Stock on November 20, 2002, at $66.00 per share and for an option by the holders of such 100,000 shares to sell such shares to Mr. Carden and others on November 20, 2002, at $54.00 per share. The holders of such shares have elected to exercise their option to sell 92,761 such shares to Mr. Carden at $54.00 per share (7,239 of such shares having been previously purchased by Mr. Carden). In July 2003, Mr. Carden purchased 62,500 of such shares and subsequently agreed to purchase the remainder of such shares by July 6, 2006.

(10) Mr. Winfield’s address is 820 Moraga Drive, Los Angeles, California 90049.

SECTION 16(a)
BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock, to file reports of ownership of, and transactions in, the Company's securities with the SEC, the Amex and the Company. Based solely on the review of copies of such filings received by the Company or any written representations from certain reporting persons, the Company believes that its directors, officers and 10% or more stockholders timely filed all reports required of them during 2005 under Section 16(a).

CERTAIN RELATIONSHIPS
AND RELATED TRANSACTIONS

In December 2004, the Company received a $532,000 loan from Mr. Galardi. The note, which bore interest at a fixed interest rate of 12% per annum, was paid in April 2005.

In September 2004, the Company began managing an apartment complex owned by an affiliated entity of Mr. Carden. During the year ended December 31, 2005 and 2004, the Company received management fees of $16,000 and $20,000 from this entity, respectively. In April 2005, the Company received a commission of $176,400 from this entity in connection with the sale of the apartment complex.

In March 2004, the Company paid $224,520 (“Guarantee Fee”) to Mr. Carden, Mr. Galardi and CGS Real Estate Company, Inc. (“the Guarantors”) in consideration for their guarantees of certain obligations of the Company as of December 31, 2003. The Company has agreed to pay the Guarantors an annual guarantee fee equal to between .25% and .75% (depending on the nature of the guarantee) of the outstanding balance as of December 31 of the guaranteed obligations. The Guarantee Fee is to be paid for a maximum of three years on any particular obligation. In December 2004, the Company paid $187,944 related to the Guarantee Fee payable for the 2004 year. The payments were made in the form of an offset against certain sums owed to the Company by the Guarantors. For the year ended December 31, 2005, the Company has accrued $161,000 related to the Guarantee Fee payable for the 2005 year.

During 2004 and 2003, the Company made payments totaling $81,000 and $1,000,000, respectively, on its indebtedness to an entity affiliated with Mr. Carden and Mr. Galardi, reducing the balance due to $170,321 as of December 31, 2005.

During 2003, the Company acquired three office properties from an entity affiliated with Mr. Carden and Mr. Galardi. The properties are located in Houston, Texas and consist of approximately 160,742 rentable square feet. Acquisition costs of approximately $10,703,000 included assumed or new mortgage indebtedness, the issuance of 382,537 OP Units, deferred payments of $190,469 and cash.

In May 2003, the successor of Brown Parker and Leahy, LLP cancelled its $199,180 note, plus $45,891 of accrued interest thereon, in exchange for 14,943 shares of the Company’s common stock. Mr. Brown, a director of the Company, was a partner of Brown Parker Leahy, LLP.

In May 2003, Mr. Galardi cancelled his $1,600,000 note, plus $286,036 of accrued interest thereon, in exchange for 115,002 shares of the Company’s common stock.

In May 2003, Mr. Galardi purchased a total of 15,243 shares of the Company’s common stock from the Company for $16.40 per share.

In February 2003, the Company reached an agreement with CGS Real Estate Company, Inc. (“CGS”) whereby CGS acknowledged that it owed the Company a net amount of $270,375 which related to several issues asserted by Mr. Carden that were owed by CGS to the Company and by the Company to CGS. An affiliate of Mr. Carden is a principal stockholder of CGS. Mr. Carden is an officer and a director of CGS, and an affiliate of Mr. Galardi is a principal stockholder of CGS. Mr. Carden and Mr. Galardi had agreed to guarantee this obligation of CGS, and they had secured this guarantee with an assignment to the Company of their right to receive $270,375 of principal payments on the notes payable to them and their affiliates by reason of the settlement of the Teachout litigation, plus all interest payable on such principal amount of notes. This amount, with accrued interest of 6% per annum, was due and payable to the Company on March 15, 2006. In March 2004, as part of the payment of the 2003 Guarantee Fee, interest due on this obligation for 2004 was paid in advance and $26,606 was applied to the principal due on this obligation. In December 2004, as part of the payment of the 2004 Guarantee Fee, interest due on this obligation for 2005 was paid in advance. The principal balance due as of December 31, 2004 was $243,858. In October 2005, CGS paid this balance in full.

In connection with the settlement of the Teachout litigation in 2003, Mr. Galardi and Mr. Carden acknowledged that they owed the Company the sum of $1,187,695 as indemnification against a portion of the Company’s settlement obligation. Mr. Galardi and certain affiliates of Mr. Carden and/or Mr. Galardi are beneficiaries, in part, of the settlement of the Teachout litigation and are owed an amount in excess of this obligation pursuant to that settlement. Mr. Galardi and Mr. Carden agreed to pay the Company the principal sum of this obligation, plus interest thereon at the annual rate of 6% in the form of an assignment to the Company of their right to receive $1,187,695 of principal payments on the notes payable to them and their affiliates by reason of the settlement of the Teachout litigation, plus all interest payable on such principal amount of notes. The receivable of $1,187,695 and accrued interest were reflected as a component of equity in the Company’s consolidated financial statements. In March 2004, as part of the payment of the 2003 Guarantee Fee, interest due on this obligation for 2004 was paid in advance and $116,875 was applied to the principal due on this obligation. In December 2004, as part of the payment of the 2004 Guarantee Fee, interest due on this obligation for 2005 was paid in advance and $120,340 was applied to the principal due on this obligation. The balance due as of December 31, 2004 was $950,480. In October 2005, pursuant to the 2003 agreement, Mr. Carden, Mr. Galardi and CGS paid this balance due to the Company in full.

For the years ended December 31, 2005, 2004 and 2003, the Company paid $37,645, $134,890 and $98,763, respectively, for real estate related services to a firm in which Patricia A. Nooney, a former executive officer of the Company, holds an ownership interest. Ms. Nooney’s employment with the Company ceased in January 2006.

For the years ended December 31, 2005, 2004 and 2003, the Company incurred professional fees of $2,878, $54,505 and $19,240, respectively, to a law firm in which Mr. Brown is a partner.

PROPOSAL NUMBER TWO
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Hein & Associates, LLP has been selected by the Audit Committee as the Company's independent auditors for the year ending December 31, 2006. BDO Seidman, LLP has served as the Company’s independent registered public accounting firm since February 22, 2002. During the period from Company’s inception through the end of its most recent fiscal year and subsequent interim periods, there were no disagreements with BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of BDO Siedman, LLP, would have caused it to make reference to such disagreement in its reports.

Representatives of Hein & Associates, LLP are expected to attend the Annual Meeting and will be given the opportunity to make a statement if they choose to do so. They will also be available to respond to appropriate questions. The Audit Committee carefully considered Hein & Associates’ qualifications and its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee also considered whether the independent auditors' provision of non-audit services to the Company is compatible with the auditors' independence. Hein & Associates, LLP has advised the Company that it does not have any direct or indirect financial interest in the Company.

Stockholders will be asked at the Annual Meeting to ratify the selection of Hein & Associates, LLP. If the stockholders ratify the selection of Hein & Associates, LLP, the Audit Committee may still, in its discretion, decide to appoint a different independent audit firm, at any time during the year 2006, if it concludes that such a change would be in the best interests of the Company and the stockholders. If the stockholders fail to ratify the selection, the Audit Committee will reconsider the retention of the accounting firm.

The Audit Committee reviewed and pre-approved all audit and permissible non-audit services performed by BDO

Seidman, LLP as well as the fees paid to BDO Seidman, LLP for such services. For 2005 and 2004, the Company paid BDO Seidman, LLP the following fees:

Year	Audit Fees	Audit-Related Fees (1)	Tax Fees	All Other Fees
2005	$135,000	$9,450	$57,268	–
2004	164,800	–	87,633	–

(1) Represents consulting fees paid in respect to internal controls and Section 404 of the Sarbanes-Oxley Act of 2002.

Required Vote

A majority of the votes cast at the Annual Meeting, provided a quorum is present, will be required to ratify the selection of Hein & Associates, LLP, as the Company's independent auditors for the year 2006.

The Board of Directors recommends a vote FOR Proposal Number Two.

PROPOSAL NUMBER THREE
APPROVAL OF AMENDMENT TO OUR ARTICLES
OF INCORPROATION TO ELMINATE
STOCK OWNERSHIP RESTRICTIONS

               The Board of Directors has determined that it is not in the best interests of the Company to elect to be taxed as a real estate investment trust (or REIT), as defined in the Internal Revenue Code. It has also determined that it is not in the best interests of its shareholders to retain in its Articles of Incorporation restrictive provisions on stock ownership, which it originally adopted in order to preserve the Company’s ability to make a REIT election. It has, therefore, proposed an amendment to the Company’s Articles of Incorporation to eliminate the stock ownership and transfer restrictions set forth in Article VII of the Articles. The text of the Amendment is set forth in Appendix A to this Proxy Statement, and a copy of Ariticle VII, as currently in effect, is attached as Appendix B

               In general, in order to be treated as a REIT, a company must own or provide financing for real estate and pay annual distributions to investors of at least 90% of its taxable income; a REIT typically is not subject to federal income taxation on its net income if certain applicable asset, income and ownership tests are met each year.

               Since its inception, the Company has been taxed as a C corporation rather than as a REIT. When it was initially organized, however, it believed that it might be advantageous to it in the future to elect to be treated as a REIT, and it adopted certain stock ownership and transfer restrictions in order to preserve its ability to make that election. Those restrictions, which are set forth in Article VII of the Company’s Articles of Incorporation, are complex, but in essence, they limit Mr. Carden’s beneficial ownership (as determined in accordance with Article VII) to 25.1%, limit Mr. Galardi’s beneficial ownership (as so determined) to 23.7% and limit any other shareholder’s beneficial ownership (as so determined) to 5% (subject to increase by the Board of Directors). The Board has subsequently increased the 5% ownership limitation to 9.9%. The reason for these restrictions is the requirement that, in order for a corporation to qualify as an REIT, not more than 50% of its outstanding equity securities may be owned by five or fewer individuals.

               The ownership limits referred to above are calculated differently from the calculation of beneficial ownership set forth under "Security Ownership of Management and Principal Stockholders." As calculated in accordance with Article VII, Mr. Carden’s, Mr. Galardi's and Mr. Winfield's current ownership levels approximate their respective ownership limits.

               The Board has determined that it is not currently in the Company’s best interests to make an election to be taxed as a REIT, and it has determined that maintaining the ownership restrictions in order to preserve its ability to make a REIT election in the future is also not in the best interests of the Company and its shareholders, since these restrictions impose limitations on the ability of shareholders to acquire shares in excess of the specified percentages and thus restrict the market for the Company’s common stock. This restricted market may have the effect of discouraging new or existing investors in the Company from acquiring shares and could adversely affect the market prices of the common stock.

               In making the foregoing determination, the Board has considered the advantages and disadvantages of making a REIT election, including, as advantages, the fact that REITs are generally not subject to federal income taxation on their net income and, as disadvantages, the following:

-	the entry level tax, imposed during the 10-year period following REIT qualification, on income recognized on the sale of assets held before the REIT election;

-	the fact that, since 2003, most C corporation dividends are taxed to shareholders at capital gains rates while most REIT dividends are taxed to shareholders as ordinary income;

-	the inflexibility created by the requirement that REITs distribute at least 90% of their net income rather than reinvest it; and

-	other operating inflexibility due to restrictive REIT rules.

The Board of Directors unanimously recommends a vote FOR Proposal Number Three.

ANNUAL REPORT
AND
FINANCIAL STATEMENTS OF THE COMPANY

Copies of the Company's Annual Report to Stockholders for 2005 are being mailed to the stockholders with this Proxy Statement. Additional copies of the Company's Annual Report on Form 10-K filed with the SEC will be furnished to interested stockholders, without charge, upon written request. Exhibits to the Form 10-K will be provided upon written request and payment to the Company of the cost of preparing and distributing those materials. Written requests should be sent to American Spectrum Realty, Inc., 5850 San Felipe, Suite 450, Houston, Texas, 77057, Attention: Investor Relations.

STOCKHOLDER-DIRECTOR COMMUNICATIONS

Stockholders who desire to communicate with the Board or with specified members of the Board should send any such communications in writing in care of the Secretary of the Company at 5850 San Felipe, Suite 450, Houston, Texas 77057 or by email to aeppolito@americanspectrum.com. The Secretary will review all such communications and will pass on to the appropriate directors all communications other than those which are merely solicitations for products or services, items of a personal nature not relevant to the stockholders and other matters that are of a type which render them improper or irrelevant to the functioning of the Board and the Company.

The Company strongly encourages each director to attend, and expects that each director will attend, the Annual Meeting of Stockholders. Mr. Carden, Mr. Brown, Mr. Fiedler and Mr. Geary attended the Company’s 2005 Annual Meeting of Stockholders.

STOCKHOLDER PROPOSALS
FOR THE COMPANY'S 2007 ANNUAL MEETING

Typically, in order to be considered for inclusion in the Company's proxy materials for an annual meeting, stockholder proposals and nominations that are intended to be presented at that meeting must be received by the Secretary of the Company, in writing, no later than 120 days before the first anniversary from the date that the proxy statement for the prior year's annual meeting was released to the stockholders. To present a proposal or nomination for inclusion in the proxy materials for the 2007 Annual Meeting, the proposal or nomination must be delivered to the Secretary of the Company at 5850 San Felipe, Suite 450, Houston, Texas 77057, not later than January 1, 2007. Other stockholder proposals to be brought before the 2007 Annual Meeting will be considered untimely in accordance with the Company's bylaws unless they are delivered to the Secretary of the Company at 5850 San Felipe, Suite 450, Houston, Texas, 77057, between January 1, 2007 and January 31, 2007.

OTHER INFORMATION

Proxy authorizations submitted via the Internet or by telephone must be received by 11:59 p.m. Eastern Time on May 4, 2006. To authorize a proxy by the Internet or by telephone, please see the instructions on the proxy card enclosed with these materials. Costs associated with electronic access, such as from access providers or telephone companies, will be borne by the stockholder.

By Order of the Board of Directors

G. Anthony Eppolito, Secretary

Houston, Texas
March __, 2006

APPENDIX A

AMERICAN SPECTRUM REALTY, INC.
ARTICLES OF AMENDMENT

               American Spectrum Realty, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “SDAT”) that:

1.	The Corporation desires to and does amend its charter as currently in effect and as hereinafter provided.

2.	Article VII of the Articles of Incorporation is hereby deleted in its entirety.

3.	The foregoing amendment has been duly advised by the Corporation’s Board of Directors and approved by the Corporation’s Stockholders in accordance with the applicable provisions of law.

4.	The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters of facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

               IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary on this __ day of ___________, 2006.

AMERICAN SPECTRUM REALTY, INC.

By:

William J. Carden, President

ATTEST:

_________________________________
G. Anthony Eppolito, Secretary

APPENDIX B

AMERICAN SPECTRUM REALTY, INC.
EXCERT FROM
RESTATED ARTICLES OF INCORPORATION

ARTICLE VII
RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

Section 7.1 Definitions.

For the purpose of this Article VII, the following terms shall have the following meanings:

"Beneficial Ownership" shall mean ownership of shares of Equity Stock by a Person, whether the interest in such shares is held directly or indirectly (including by a nominee), and shall include shares of Equity Stock that would be treated or owned either directly or indirectly through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns," "Beneficially Own," and "Beneficially Owned" shall have correlative meanings.

"Beneficiary" shall mean, with respect to any Trust, one or more organizations described in each of Section 170(b)(1)(A) (other than clauses (vii) or (viii) thereof) and Section 170(c)(2) of the Code that are named by the Corporation as the beneficiary or beneficiaries of such Trust, in accordance with the provisions of Section 7.9.1 of Article VII hereof.

"Board of Directors" shall mean the board of directors of the Corporation.

"Constructive Ownership" shall mean ownership of shares of Equity Stock by a Person, whether the interest in such shares is held directly or indirectly (including through a nominee), and shall include shares of Equity Stock that would be treated as owned either directly or indirectly through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns," "Constructively Own," and "Constructively Owned" shall have correlative meanings.

"Equity Stock" shall mean all classes or series of stock of the Corporation, including, without limitation, Common Stock and Preferred Stock, considered together as one class.

"Existing Holder" shall mean (a) William J. Carden or John Galardi and/or any Person, including any Look-Through Entity, who is, or would be upon the exchange of any security of the Corporation which is entitled to exchange rights, the Beneficial Owner of shares of Equity Stock in excess of the Ownership Limit, or in the case of a Look-Through Entity, the Look-Through Ownership Limit, both upon and immediately after the Initial Date and (b) any Person, including any Look-Through Entity, to whom an Existing Holder (who is such either by virtue of clause (a) or (b) of this definition) Transfers, subject to the limitations provided in this Article VII, Beneficial Ownership of shares of Equity Stock causing such transferee to Beneficially Own shares of Equity Stock in excess of the Ownership Limit or the Look-Through Ownership Limit, as applicable.

"Existing Holder Limit" (a) for any Existing Holder who is an Existing Holder by virtue of clause (a) of the definition thereof, shall mean, initially, the greater of (i) 5% of the number of the outstanding shares of any class or series of Equity Stock and (ii) the percentage of the outstanding shares of Equity Stock Beneficially Owned, or which would be Beneficially Owned upon the exchange of any security of the Corporation which is entitled to exchange rights, by such Existing Holder upon and immediately after the Initial Date, and, after any adjustment pursuant to Section 7.10.1 of this Article VII, shall mean such percentage of the outstanding shares of Equity Stock as so adjusted and (b) for any Existing Holder who becomes an Existing Holder by virtue of clause (b) of the definition thereof, shall mean, initially, the percentage of the outstanding shares of Equity Stock Beneficially Owned by such Existing Holder at the time that such Existing Holder becomes an Existing Holder, but in no event shall such percentage be greater than the Existing Holder Limit for the Existing Holder who Transferred Beneficial Ownership of such shares of Equity Stock or, in the case of more than one transferor, in no event shall such percentage be greater than the lowest Existing Holder Limit of any transferring Existing Holder. From the Initial Date until the Restriction Termination Date, the Corporation shall maintain and, upon request, make available to each Existing Holder, a schedule which sets forth the then current Existing Holder Limit for each Existing Holder. Notwithstanding the provisions of (a) and (b) above, the Existing Holder Limit for any Existing Holder that Transfers Equity Stock shall be recalculated to be equal to the greater of (i) the percentage of the outstanding shares of Equity Stock Beneficially Owned and (ii) the percentage of outstanding shares of Equity Stock which would be Beneficially Owned upon the exchange of any security of the Corporation which is entitled to exchange rights by such Existing Holder upon and immediately after such Transfer; provided, however, that if such recalculation results in an Existing Holder Limit that is less than the Ownership Limit for such Existing Holder, the Existing Holder Limit for such Existing Holder shall be equal to the Ownership Limit.

"Initial Date" means the later date of the consummation of the consolidation transactions pursuant to the Registration Statement on Form S-4 (Reg. No. 333-43686).

"Look-Through Entity" shall mean an entity (i) that is looked through for purposes of the "closely held" test in Section 856(h) of the Code and (ii) each beneficial owner of which would satisfy the Ownership Limit if such beneficial owner owned directly its proportionate share of the shares of Equity Stock that are held by the Look-Through Entity, which, by way of example, could include (i) a pension trust that qualifies for look-through treatment under Section 856(h)(3) of the Code, (ii) an entity that qualifies as a regulated investment company under Section 851 of the Code, or (iii) a corporation.

"Look-Through Ownership Limit" shall mean 10% of the number or value, whichever is more restrictive, of the outstanding shares of any class or series of Equity Stock. The number and value of the outstanding shares of any class or series of Equity Stock shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof. For purposes of this determination, Equity Stock issuable upon exercise, conversion, or exchange of warrants and convertible securities shall be treated as owned by the Person to whom the Look-Through Ownership Limit is being applied but shall not be treated as outstanding shares of Equity Stock.

"Market Price" on any date shall mean the average of the Closing Price for the five consecutive Trading Days ending on the day prior to the date of determination of Market Price. The "Closing Price" on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Equity Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Equity Stock are listed or admitted to trading or, if the shares of Equity Stock are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the shares of Equity Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares of Equity Stock selected by the Board of Directors or, in the event that no trading price is available for such Equity Stock, the fair market value of the Equity Stock, as determined in good faith by the Board of Directors of the Corporation.

"Non-Transfer Event" shall mean an event, other than a purported Transfer, that would cause (a) any Person (other than an Existing Holder or a Look-Through Entity) to Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit, (b) any Existing Holder to Beneficially Own shares of Equity Stock in excess of the Existing Holder Limit, or (c) any Look-Through Entity to Beneficially Own shares of Equity Stock in excess of the Look- Through Ownership Limit. Non-Transfer Events include, but are not limited to, (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of shares of Equity Stock, (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for shares of Equity Stock or (iii) admissions and redemptions or Transfers of interests in an Investor or in a member of an Investor.

"Ownership Limit" shall mean 5% of the number or value, whichever is more restrictive, of the outstanding shares of any class or series of Equity Stock. The number and value of the outstanding shares of any class or series of Equity Stock shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof. For purposes of this determination, Equity Stock issuable upon exercise, conversion, or exchange of warrants and convertible securities shall be treated as owned by the Person to whom the Ownership Limit is being applied but shall not be treated as outstanding shares of Equity Stock.

"Permitted Transferee" shall mean any Person designated as a Permitted Transferee in accordance with the provisions of Section 7.9.5 of Article VII hereof.

"Person" shall mean an individual, corporation, partnership, estate, trust, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a "group" as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

"Prohibited Owner" shall mean, with respect to any purported Transfer or Non-Transfer Event, any Person who, but for the provisions of Section 7.3 of Article VII hereof, would Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit, the Existing Holder Limit or the Look-Through Ownership Limit, as applicable (but such Person will be considered a Prohibited Owner only with respect to those shares in excess of the applicable limit), and if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have owned.

"Restriction Termination Date" shall mean the first day after the Initial Date on which this Article VII has been amended in accordance with Section 7.13 of this Article VII in order to terminate the REIT status of the Corporation.

"Shares-in-Trust" shall mean any shares of Equity Stock designated Shares-in-Trust pursuant to Section 7.3 of Article VII hereof.

"Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Equity Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Equity Stock are not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

"Transfer" (as a noun) shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition of shares of Equity Stock, whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. "Transfer" (as a verb) shall have the correlative meaning.

"Trust" shall mean any separate trust created pursuant to Section 7.3 of Article VII hereof and administered in accordance with the terms of Section 7.9 of Article VII hereof, for the exclusive benefit of any Beneficiary.

"Trustee" shall mean any Person or entity unaffiliated with both the Corporation and any Prohibited Owner, such Trustee to be designated by the Corporation to act as trustee of any Trust, or any successor trustee thereof.

Section 7.2 Restriction on Transfers.

a. Subject to Section 7.8 of Article VII hereof, and except as provided in Section 7.7 of Article VII hereof, from the Initial Date and prior to the Restriction Termination Date, (i) no Person (other than an Existing Holder or a Look-Through Entity) shall Beneficially Own or Constructively Own outstanding shares of Equity Stock in excess of the Ownership Limit, no Existing Holder shall Beneficially Own or Constructively Own shares of Equity Stock in excess of the Existing Holder Limit for such Existing Holder, and no Look-Through Entity (other than an Existing Holder) shall Beneficially Own or Constructively Own shares of Equity Stock in excess of the Look-Through Ownership Limit; (ii) any purported Transfer that, if effective, would result in any Person (other than an Existing Holder or a Look-Through Entity) Beneficially Owning or Constructively Owning shares of Equity Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would be otherwise Beneficially Owned or Constructively Owned by such Person in excess of the Ownership Limit and the intended transferee shall acquire no rights in such excess shares of Equity Stock; (iii) any purported Transfer that, if effective, would result in any Existing Holder Beneficially Owning or Constructively Owning shares of Equity Stock in excess of the applicable Existing Holder Limit shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would be otherwise Beneficially Owned or Constructively Owned by such Existing Holder in excess of the applicable Existing Holder Limit and the intended transferee Existing Holder shall acquire no rights in such excess shares of Equity Stock; and (iv) any purported Transfer that, if effective, would result in any Look-Through Entity (other than an Existing Holder) Beneficially Owning or Constructively Owning shares of Equity Stock in excess of the Look-Through Ownership Limit shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would be otherwise Beneficially Owned or Constructively Owned by such Look-Through Entity in excess of the Look-Through Ownership Limit and the intended transferee Look-Through Entity shall acquire no rights in such excess shares of Equity Stock.

b. Subject to Section 7.8 of Article VII hereof, from the Initial Date and prior to the Restriction Termination Date, any Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or automated inter-dealer quotation system) that, if effective, would result in shares of Equity Stock being owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of that number of shares which would be otherwise beneficially owned (determined without reference to any rules of attribution) by the transferee, and the intended transferee shall acquire no rights in such shares of Equity Stock.

c. From the Initial Date and prior to the Restriction Termination Date, any Transfer of shares of Equity Stock that, if effective, would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code, and the intended transferee shall acquire no rights in such shares of Equity Stock.

d. From the Initial Date and prior to the Restriction Termination Date, any Transfer of shares of Equity Stock that, if effective, would cause the Corporation to Constructively Own 9.9% or more of the ownership interests in a tenant of the real property of the Corporation, the Operating Partnership or any direct or indirect subsidiary (including, without limitation, partnerships and limited liability companies) of the Corporation or the Operating Partnership (a Subsidiary"), within the meaning of Section 856(d)(2)(B) of the Code, shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would cause the Corporation to Constructively Own 9.9% or more of the ownership interests in a tenant of the Corporation's, the Operating Partnership's or a Subsidiary's real property, within the meaning of Section 856(d)(2)(B) of the Code, and the intended transferee shall acquire no rights in such excess shares of Equity Stock.

Section 7.3 Transfer to Trust.

a. If, notwithstanding the other provisions contained in this Article VII, at any time after the Initial Date and prior to the Restriction Termination Date, there is a purported Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or automated inter-dealer quotation system) or Non-Transfer Event such that any Person would either Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit (or, in the case of an Existing Holder, either Beneficially Own or Constructively Own shares of Equity Stock in excess of the applicable Existing Holder Limit or, in the case of a Look-Through Entity, either Beneficially Own or Constructively Own shares of Equity Stock in excess of the Look-Through Ownership Limit) then (i) except as otherwise provided in Section 7.7 of Article VII hereof, the purported transferee shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title to the shares of Equity Stock Beneficially Owned or Constructively Owned by such Beneficial Owner or Constructive Owner, shall cease to own any right or interest) in such number of shares of Equity Stock which would cause such Beneficial Owner or Constructive Owner to Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit, the applicable Existing Holder Limit or the Look-Through Ownership Limit, as applicable, (ii) such number of shares of Equity Stock in excess of the Ownership Limit, the applicable Existing Holder Limit or the Look-Through Ownership Limit (rounded up to the nearest whole share), as applicable, shall be designated Shares-in-Trust and, in accordance with the provisions of Section 7.9 of Article VII hereof, transferred automatically and by operation of law to the Trust to be held in accordance with that Section 7.9 of Article VII, and (iii) the Prohibited Owner shall submit such number of shares of Equity Stock to the Corporation for registration in the name of the Trustee. Such transfer to a Trust and the designation of shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

b. If, notwithstanding the other provisions contained in this Article VII, at any time after the Initial Date and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event that, if effective, would (i) result in the shares of Equity Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (ii) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, or (iii) cause the Corporation to Constructively Own 9.9% or more of the ownership interests in a tenant of the Corporation's, the Operating Partnership's or a Subsidiary's real property, within the meaning of Section 856(d)(2)(B) of the Code, then (x) the purported transferee shall not acquire any right or interest (or, in the case of a Non-Transfer Event, the Person holding record title of the shares of Equity Stock with respect to which such Non-Transfer Event occurred, shall cease to own any right or interest) in such number of shares of Equity Stock, the ownership of which by such purported transferee or record holder would (A) result in the shares of Equity Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (B) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, or (C) cause the Corporation to Constructively Own 9.9% or more of the ownership interests in a tenant of the Corporation's, the Operating Partnership's or a Subsidiary's real property, within the meaning of Section 856(d)(2)(B) of the Code, (y) such number of shares of Equity Stock (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with the provisions of Section 7.9 of Article VII hereof, transferred automatically and by operation of law to the Trust to be held in accordance with that Section 7.9 of Article VII, and (z) the Prohibited Owner shall submit such number of shares of Equity Stock to the Corporation for registration in the name of the Trustee. Such transfer to a Trust and the designation of shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the Transfer or Non- Transfer Event, as the case may be.

Section 7.4 Remedies For Breach.

If the Corporation, or its designee, shall at any time reasonably determine, after requesting such information as the Corporation reasonably determines is relevant, subject to the provisions of Section 7.6 hereof, that a Transfer has taken place in violation of Section 7.2 of Article VII hereof or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Equity Stock in violation of Section 7.2 of Article VII hereof, the Corporation shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or acquisition, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or acquisition.

Section 7.5 Notice of Restricted Transfer.

Any Person who acquires or attempts to acquire shares of Equity Stock in violation of Section 7.2 of Article VII hereof, or any Person who owned shares of Equity Stock that were transferred to the Trust pursuant to the provisions of Section 7.3 of Article VII hereof, shall immediately give written notice to the Corporation of such event, or in the case of such a proposal or attempted transaction, give at least 15 days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or Non-Transfer Event, as the case may be, on the Corporation's status as a REIT.

Section 7.6 Owner Required to Provide Information.

From the Initial Date and prior to the Restriction Termination Date, upon demand by the Corporation by January 30th of each year:

a. Every Beneficial Owner or Constructive Owner of more than 5%, or such lower percentages as required pursuant to regulations under the Code (currently Regulation Section 1.857-8(d)), of the outstanding shares of all classes of Equity Stock shall either (A) provide to the Corporation a written statement or affidavit stating the name and address of such Beneficial Owner or Constructive Owner, the number of shares of Equity Stock Beneficially Owned or Constructively Owned, and a description of how such shares are held or (B) comply with Treasury Regulation Section 1.857-9. Each such Beneficial Owner or Constructive Owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership or Constructive Ownership on the Corporation's status as a REIT and to ensure compliance with the Ownership Limit, any Existing Holder Limit or the Look-Through Ownership Limit, as applicable.

b. Each Person who is a Beneficial Owner or Constructive Owner of shares of Equity Stock and each Person (including the stockholder of record) who is holding shares of Equity Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation a written statement or affidavit stating such information as the Corporation may request in order to determine the Corporation's status as a REIT and to ensure compliance with the Ownership Limit or the Look-Through Ownership Limit, as applicable.

Section 7.7 Exception.

The Ownership Limit shall not apply to the acquisition of shares of Equity Stock by an underwriter that participates in a public offering of such shares for a period of 90 days following the purchase by such underwriter of such shares provided that the restrictions contained in Section 7.2 of Article VII hereof will not be violated following the distribution by such underwriter of such shares. The Board of Directors, in its sole and absolute discretion, may except a Person from the Ownership Limit, the applicable Existing Holder Limit or the Look-Through Ownership Limit, if (i) such Person is not (A) an individual for purposes of Code Section 542(a)(2), as modified by Code Section 856(h), or (B) treated as the owner of such stock for purposes of Code Section 542(a)(2), as modified by Code Section 856(h), and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no Person's Beneficial or Constructive Ownership of such shares of Equity Stock will violate Section 7.2b., c. or d. of Article VII hereof, (ii) such Person does not, and represents that it will not, Beneficially Own shares of Equity Stock to the extent that such Beneficial Ownership of Equity Stock would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial or Constructive Ownership that would result in the Corporation Constructively Owning an interest in a tenant of the Corporation (or a tenant of any entity owned or controlled by the Corporation) that would cause the Corporation, the Operating Partnership or a Subsidiary to Constructively Own more than a 9.9% interest in such tenant), and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact, and (iii) such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 7.2 through 7.6 of this Article VII) will result in such shares of Equity Stock that are in excess of the Ownership Limit, the Existing Holder Limit or the Look-Through Ownership Limit, as applicable, being designated as Shares-in-Trust in accordance with the provisions of section 7.3 of Article VII hereof. In exercising its discretion under this Section 7.7, the Board of Directors may, but is not required to, obtain a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors, as it may deem necessary or desirable in order to maintain the Corporation's status as a REIT and, in addition, may obtain such representations and undertakings from a Look-Through Entity or an Existing Holder that it may deem necessary or desirable under the circumstances.

Section 7.8 New York Stock Exchange Transactions.

Notwithstanding any provision contained herein to the contrary, nothing in these Articles of Amendment and Restatement shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article.

Section 7.9 Shares-in-Trust.

Section 7.9.1 Trust. Any shares of Equity Stock transferred to a Trust and designated Shares-in-Trust pursuant to Section 7.3 of Article VII hereof shall be held for the exclusive benefit of the Beneficiary. The Corporation shall name a Beneficiary for each Trust within 5 days after the establishment thereof. Any transfer to a Trust, and subsequent designation of shares of Equity Stock as Shares-in-Trust, pursuant to Section 7.3 of Article VII hereof, shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event that results in the transfer to the Trust. Shares-in-Trust shall remain issued and outstanding shares of Equity Stock of the Corporation and shall be entitled to the same rights and privileges on identical terms and conditions as are all other issued and outstanding shares of Equity Stock of the same class and series. When transferred to a Permitted Transferee in accordance with the provisions of Section 7.9.5 of Article VII hereof, such Shares-in-Trust shall cease to be designated as Shares-in- Trust.

Section 7.9.2 Dividend Rights. The Trust, as record holder of Shares-in-Trust, shall be entitled to receive all dividends and distributions as may be authorized by the Board of Directors on such shares of Equity Stock and shall hold such dividends or distributions in trust for the benefit of the Beneficiary. The Prohibited Owner with respect to Shares-in-Trust shall repay to the Trust the amount of any dividends or distributions received by it that (i) are attributable to any, shares of Equity Stock designated Shares-in-Trust and (ii) the record date of which was on or after the date that such shares became Shares-in-Trust. The Corporation shall take all measures that it determines reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on shares of Equity Stock Beneficially Owned or Constructively Owned by the Person who, but for the provisions of Section 7.3 of Article VII hereof, would Constructively Own or Beneficially Own the Shares-in-Trust; and, as soon as reasonably practicable following the Corporation's receipt or withholding thereof, paying over to the Trust for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

Section 7.9.3 Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding-up, or any distribution of the assets of the Corporation, each holder of Shares-in-Trust shall be entitled to receive, ratably with each other holder of shares of Equity Stock of the same class or series, that portion of the assets of the Corporation which is available for distribution to the holders of such class or series of shares of Equity Stock. The Trust shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution, or winding-up, or distribution; provided, however, that the Prohibited Owner shall not be entitled to receive amounts pursuant to this Section 7.9.3 of Article VII in excess of, in the case of a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the transfer of the shares to the Trust, the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock and, in the case of a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer. Any remaining amount in such Trust shall be distributed to the Beneficiary.

Section 7.9.4 Voting Rights. The Trustee shall be entitled to vote all Shares-in-Trust. Any vote by a Prohibited Owner as a holder of shares of Equity Stock prior to the discovery by the Corporation that the shares of Equity Stock are Shares-in-Trust shall, subject to applicable law, be rescinded and be void ab initio with respect to such Shares-in-Trust and be recast by the Trustee, in its sole and absolute discretion; provided, however, that if the Corporation has already taken irreversible corporate action based on such vote, then the Trustee shall not have the authority to rescind and recast such vote. The Prohibited Owner shall be deemed to have given, as of the close of business on the business day prior to the date of the purported Transfer or Non-Transfer Event that results in the transfer to the Trust of shares of Equity Stock under Section 7.3 of Article VII hereof, an irrevocable proxy to the Trustee to vote the Shares-in-Trust in the manner in which the Trustee, in its sole and absolute discretion, desires.

Section 7.9.5 Designation of Permitted Transferee. Subject to Section 7.9.7 of Article VII hereof, the Trustee shall have the exclusive and absolute right to designate a Permitted Transferee of any and all Shares-in-Trust. In an orderly fashion so as not to materially adversely affect the Market Price of the Shares-in-Trust, the Trustee shall designate any Person as Permitted Transferee, provided, however, that (i) the Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale) the Shares-in-Trust and (ii) the Permitted Transferee so designated may acquire such Shares-in-Trust without such acquisition resulting in a transfer to a Trust and the redesignation of such shares of Equity Stock so acquired as Shares-in-Trust under Section 7.3 of Article VII hereof. Upon the designation by the Trustee of a Permitted Transferee in accordance with the provisions of this Section 7.9.5 of Article VII, the Trustee shall (i) cause to be transferred to the Permitted Transferee that number of Shares-in-Trust acquired by the Permitted Transferee, (ii) cause to be recorded on the books of the Corporation that the Permitted Transferee is the holder of record of such number of shares of Equity Stock, (iii) cause the Shares-in-Trust to be canceled, and (iv) distribute to the Beneficiary any and all amounts held with respect to the Shares-in-Trust after making the payment to the Prohibited Owner pursuant to Section 7.9.6 of Article VII hereof.

Section 7.9.6 Compensation to Record Holder of Shares of Equity Stock that Become Shares-in-Trust. Any Prohibited Owner shall be entitled (following discovery of the Shares-in-Trust and subsequent designation of the Permitted Transferee in accordance with Section 7.9.5 of Article VII hereof or following the acceptance of the offer to purchase such shares in accordance with Section 7.9.7 of Article VII hereof) to receive from the Trustee following the sale or other disposition of such Shares-in-Trust the lesser of (i) in the case of (a) a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the transfer of the shares to the Trust, the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock, or (b) a Non-Transfer Event or

Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer, and (ii) the price per share received by the Trustee from the sale or other disposition of such Shares-in-Trust in accordance with Section 7.9.5 or 7.9.7 of Article VII hereof. Any amounts received by the Trustee in respect of such Shares-in-Trust and in excess of such amounts to be paid to the Prohibited Owner pursuant to this Section 7.9.6 shall be distributed to the Beneficiary in accordance with the provisions of Section 7.9.5 of Article VII hereof. Each Beneficiary and Prohibited Owner waives any and all claims that he may have against the Trustee and the Trust arising out of the disposition of Shares-in-Trust, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with this Section 7.9.6 by, such Trustee.

Section 7.9.7 Purchase Right in Shares-in-Trust. Shares-in-Trust shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Shares-in-Trust (or, in the case of devise, gift or Non-Transfer Event, the Market Price at the time of such devise, gift or Non-Transfer Event) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. Subject to Section 7.9.6 of Article VII hereof, the Corporation shall have the right to accept such offer for a period of 90 days after the latter of (i) the date of the Non-Transfer Event or purported Transfer which resulted in such Shares-in-Trust and (ii) the date the Corporation determines in good faith that a Transfer or Non-Transfer Event resulting in Shares-in-Trust has occurred if the Corporation does not receive a notice of such Transfer or Non-Transfer Event pursuant to Section 7.5 of Article VII hereto.

Section 7.10 Modifications and Limitations on Changes of Limits.

Section 7.10.1 Modification of Existing Holder Limit. The Existing Holder Limit may be modified as follows:

(a) Subject to the limitations provided in Section 7.10.3 of this Article VII, the Board of Directors may grant stock or options which result in Beneficial Ownership of shares of Equity Stock by an Existing Holder pursuant to a stock plan approved by the Board of Directors and/or the shareholders. Any such grant shall increase the Existing Holder Limit for the affected Existing Holder to the maximum extent possible under Section 7.10.3 of this Article VII to permit the Beneficial Ownership of the shares of Equity Stock issuable under such grant or upon the exercise of such option.

(b) Subject to the limitations provided in Section 7.10.3 of this Article VII, an Existing Holder may elect to participate in a dividend reinvestment plan approved by the Board of Directors, which results in Beneficial Ownership of shares of Equity Stock by such participating Existing Holder, and any comparable reinvestment plan of the Operating Partnership, wherein those Existing Holders holding Units are entitled to purchase additional Units. Any such participation shall increase the Existing Holder Limit for the affected Existing Holder to the maximum extent possible under Section 7.10.3 of this Article VII to permit Beneficial Ownership of the shares of Equity Stock acquired as a result of such participation.

(c) The Board shall reduce the Existing Holder Limit for any Existing Holder after any Transfer permitted in this Article VII by such Existing Holder by the percentage of the outstanding shares of Equity Stock so Transferred or after the lapse (without exercise) of an option described in paragraph (a) of this Section 7.10.1 by the percentage of the shares of Equity Stock that the option, if exercised, would have represented, but in either case, no Existing Holder Limit shall be reduced to a percentage which is less than the Ownership Limit.

Section 7.10.2 Increase or Decrease, in Ownership Limit or Look-Through Ownership Limit. Subject to the limitations provided in Section 7.10.3 of this Article VII and Article III, the Board of Directors may from time to time increase or decrease the Ownership Limit or the Look-Through Ownership Limit; provided, however, that any decrease may only be made prospectively as to subsequent holders (other than a decrease as a result of a retroactive change in existing law that would require a decrease to retain REIT status, in which case such decrease shall be effective immediately).

Section 7.10.3 Limitation on Changes in Ownership, Existing Holder and Look-Through Ownership Limits.

(a) Neither the Ownership Limit nor any Existing Holder Limit nor any Look-Through Ownership Limit may be increased (nor may any additional Existing Holder Limit be created) if, after giving effect to such increase (or creation), five Beneficial Owners of shares of Equity Stock (including all of the then Existing Holders) could Beneficially Own, in the aggregate, more than 49.9% in number or value of the outstanding shares of Equity Stock.

(b) Prior to the modification of any Ownership Limit or Existing Holder Limit pursuant to Section 7.10.1 or 7.10.2 of this Article VII, the Board of Directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT.

(c) No Existing Holder Limit shall be reduced to a percentage which is less than the Ownership Limit.

Section 7.11 Remedies Not Limited.

Subject to Section 7.8 of Article VII hereof, nothing contained in this Article VII shall limit the authority of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a REIT and to ensure compliance with the Ownership Limit, the Existing Holder Limit or the Look-Through Ownership Limit, as applicable. No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

Section 7.12 Legend.

Each certificate for shares of Equity Stock shall bear substantially the following legend:

"The shares represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). No Person may (i) Beneficially Own or Constructively Own shares of Equity Stock in excess of 5% of the number or value of outstanding shares of any class of Equity Stock (or, in the case of a Look-Through Entity, in excess of 10% the number or value of outstanding shares of any class of Equity Stock or, in the case of an Existing Holder, in excess of the applicable Existing Holder Limit of the number or value of outstanding shares of any class of Equity Stock), (ii) beneficially own shares of Equity Stock that would result in the shares of Equity Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (iii) Beneficially Own shares of Equity Stock that would result in the Corporation being "closely held" under Section 856(h) of the Code, or (iv) Constructively Own shares of Equity Stock that would cause the Corporation to Constructively Own 9.9 % or more of the ownership interests in a tenant of the Corporation's, the Operating Partnership's or a Subsidiary's real property, within the meaning of Section 856(d)(2)(B) of the Code. Any Person who attempts to Beneficially Own or Constructively Own shares of Equity Stock in excess of the above limitations must immediately notify the Corporation in writing. If the restrictions above are violated, the shares of Equity Stock represented hereby will be transferred automatically and by operation of law to a Trust and shall be designated Shares-in-Trust. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to, and all capitalized terms in this legend have the meanings defined in, the Corporation's charter, as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests."

Instead of the foregoing legend, the certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability on request and without charge.

Section 7.13 Amendment.

Notwithstanding any other provisions of the charter or the Bylaws of the Corporation (and notwithstanding that some lesser percentage may be specified by law, the charter or the Bylaws of the Corporation), the provisions of this Article VII shall not be amended, altered, changed or repealed without the affirmative vote of all the Independent Directors, if any, and the holders of not less than two-thirds of the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 7.14 General Provisions.

Section 7.14.1 Interpretation and Ambiguities. The Board of Directors shall have the power to interpret and to construe the provisions of this Article VII, and in the case of an ambiguity in the application of any of the provisions of this Article VII, including any definition contained in Section 7.1, the Board shall have the power to determine the application of the provisions of this Article VII with respect to any situation based on the facts known to it, and any such interpretation, construction or determination shall be final and binding on all interested parties, including the stockholders.

Section 7.14.2 Severability. If any provision of this Article VII or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

						FOR	AGAINST	ABSTAIN
1.	Election of Directors:	FOR all the nominees listed to the left (except as marked to the contrary)	WITHHOLD as to all the nominees listed to the left	2.	Ratification of appointment of Hein & Associates, LLP as Independent Auditors for fiscal year 2006.	☐	☐	☐
	Nominees: 01 Timothy R. Brown, 02 William J. Carden, 03 John N. Galardi, 04 William W. Geary, Jr., 05 John F. Itzel, and 06 Presley E. Werlein, III	☐	☐			FOR	AGAINST	ABSTAIN
				3.	Approve an amendment to Articles of Incorporation to eliminate stock ownership restrictions.	☐	☐	☐
Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)						Mark this box if you plan to attend the meeting.		☐

The Proxy holder may vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the Proxy holder.

DATED: ________________________________________________, 2006

(Signature)

(Signature if held jointly)
Please sign exactly as your name appears on this Proxy Card. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating such officer’s title. Trustees, guardians, executors and administrators should sign in their official capacity giving their full title as such. A partnership should sign in the partnership name by an authorized person, stating such person’s title and relationship to the partnership.

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Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/aqq Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

AMERICAN SPECTRUM REALTY, INC.

Proxy Solicited by the Board of Directors for the Annual Meeting
of Stockholders to be held on May 5, 2006

     The undersigned stockholder of American Spectrum Realty, Inc. (“American Spectrum”) hereby appoints William J. Carden and G. Anthony Eppolito, and each of them individually, with full power of substitution in each of them, attorneys and proxies for the undersigned and authorizes them to represent, with all powers possessed by the undersigned as if personally present at the meeting, and vote all of the shares of common stock of American Spectrum which the undersigned may be entitled, in any capacity, to vote at the Annual Meeting of Stockholders to be held at the office of the Company at 5850 San Felipe, Suite 450, Houston, TX, on May 5, 2006 at 9:00 a.m., local time, and at any adjournments or postponements of such meeting, on the proposals listed on the reverse side, and with discretionary authority as to any other matters that may properly come before the meeting, all in accordance with, and as described in, the Notice and accompanying Proxy Statement. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders dated March [ ], 2006, and the accompanying Proxy Statement and revokes any proxy previously given with respect to such meeting. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NAMED NOMINEES AND FOR PROPOSALS 2 AND 3 AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(Continued and to be signed on reverse side please mark, sign, date and return this proxy using the enclosed envelope)

Address Change/Comments (Mark the corresponding box on the reverse side)

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